                                AMENDMENT NO. 4
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                             ANNUAL INCENTIVE PLAN

                          ---------------------------

Pursuant to authority contained in resolutions adopted by the Board of Directors on February 24, 1997, the following amendment is hereby made to the Atlantic Richfield Company Annual Incentive Plan (the "Plan"), effective February 24, 1997, unless otherwise indicated.

1.  Sections 1 and 2 of the Plan are amended to read as follows:

    "Section 1.  Purpose

                 The purpose of the Plan is to provide annual cash Awards to those executives who make substantial contributions to the success of the Company by their ability, industry and exceptional performance. It is intended that the Plan will thereby enable the Company to attract and motivate management employees of high caliber and potential.

    SECTION 2.   DEFINITIONS

                 As used herein, the following terms shall have the following meanings:

            (a) "Adjusted Net Income" means after-tax income as adjusted to exclude non-routine or "special" items.

            (b) "Average Reserve Replacement Cost Per BOE" means the weighted average of a Corporation's Reserve Replacement Cost Per BOE during the immediately three preceding fiscal years, except that the Comparison Group Average Reserve Replacement Cost Per BOE will lag the Company's cost by one year (e.g., for the Performance Year 1996, the Comparison Group cost will be based on the average of the years 1993, 1994 and 1995). For purposes of this definition, weighted average is calculated by dividing the sum of the costs incurred during the immediately three preceding years by the sum of the Changes in Proved Reserves, excluding the effect of sales, during the immediately three preceding years.

            (c) "Average Reserve Replacement Ratio" means the weighted average of a Corporation's Reserve Replacement Ratio during the immediately three preceding fiscal years, except that the Comparison Group Average Reserve Replacement Ratio will lag the Company's ratio by one year (e.g., for the Performance Year 1996, the Comparison Group Ratio will be based on the average of the years 1993, 1994 and 1995). For purposes of this definition, weighted average is calculated by dividing the sum of the Changes in Proved Reserves during the immediately three preceding years by the barrels of oil equivalent produced or consumed during the immediately three preceding years.

              (d) "Average Return on Shareholders' Equity" or "Average ROSE" means the simple average of a Corporation's Return on Shareholders' Equity during the immediately three preceding fiscal years.

              (e) "Average Shareholders' Equity" means, for a Corporation, the average of shareholders' equity at the end of the year in question and at the end of the immediately preceding fiscal year.

              (f) "Award" means an annual award to a participant pursuant to
    Section 6 of the Plan.

              (g) "Award Multiple" means the multiplier applicable to the Company's rank for each Performance Criterion, as described in Subsection 5(a)(2) of the Plan.

              (h) "Awards Fund" means the aggregate amount of money determined by the Committee to be available for Awards under the Plan for a Performance Year pursuant to Section 5 of the Plan.

              (i) "Base Salary" means the annualized regular biweekly wages of a Participant, effective as of December 31 of the year immediately preceding the Performance Year to which the Award relates, paid by the Company for the Participant's personal service, excluding all extra pay such as overtime, premiums, bonuses and other allowances.

              (j) "Board" means the Board of Directors of Atlantic Richfield Company.

              (k) "Changes in Proved Reserves" means the sum of the number of barrels of oil equivalent (BOE) added to and/or subtracted from a Corporation's and its Equity Affiliates' reserves from the following sources (6 Mcf = 1BOE):

                  .  Revisions of Estimates
                  .  Improved Recovery
                  .  Extensions and Discoveries
                  .  Purchases
                  .  Sales

              (l) "Committee" means the Organization and Compensation Committee of the Board of Directors of the Company.

              (m) "Company" means Atlantic Richfield Company, its successors and assigns, and its Subsidiaries.

              (n) "Comparison Corporations" or "Comparison Group" means Amoco Corporation, Chevron Corporation, Exxon Corporation, Mobil Corporation, Occidental Corporation, Phillips Petroleum Company, Texaco Inc. and Unocal Corporation.

              (o) "Corporation" means the Company or any Comparison Corporation and its Subsidiaries.

              (p) "Equity Affiliate" means any entity accounted for under the equity or proportional consolidation method in a Corporation's financial statements.

              (q)  "Employee" means an employee of the Company.

              (r) "Participant" means, with respect to a Performance Year, an Employee who has been granted an Award under the Plan for such Performance Year.

              (s) "Performance Criteria" or "Performance Criterion", as the context applies, means the Adjusted Net Income, Average Reserve Replacement Ratio and Average ROSE, measured pursuant to Section 5 of the Plan in calculating the Awards Fund.

              (t) "Performance Year" means the calendar year immediately preceding the year in which Awards are granted.

              (u) "Plan" means the Annual Incentive Plan as set forth herein and as may be amended from time to time.

              (v) "Reserve Replacement Cost Per BOE" means the costs (both capitalized and expensed) incurred in the acquisition, exploration and development of petroleum liquids and natural gas reserves by a Corporation and its Equity Affiliates divided by the Changes in Proved Reserves of petroleum liquids and natural gas, excluding the effect of sales.

              (w) "Reserve Replacement Ratio" means the percentage computed by dividing the Changes in Proved Reserves of petroleum liquids and natural gas during the year in question (before production) by a Corporation's and its Equity Affiliates' reported total number of barrels of oil equivalent
     (BOE) of petroleum liquids and natural gas produced and consumed during that year. (6 Mcf = 1BOE).

              (x) "Return on Shareholders' Equity" or "ROSE" means, for a Corporation, the percentage computed by dividing Adjusted Net Income by Average Shareholders' Equity.

              (y) "Salary Grade" means the classification assigned to an Employee by Atlantic Richfield Company.

              (z) "Subsidiary" means any corporation, the majority of the voting stock of which, or any partnership or joint venture, the majority of the profits interest or capital interest of which, is owned directly or indirectly by the Company or a Corporation, as applicable.

              (aa) "Total Award Multiple" means the sum of each of the three Award Multiples applicable to the Company's ranking on each Performance Criterion multiplied by its one-third weight.

2. Subsection 3(b) of the Plan is deleted and Subsection 3(c) is amended and redesignated as Subsection 3(b) to read as follows:

              "(b) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member, or on such member's behalf, in such member's capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee, and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith."

3.   Subsections 4(a) and (c) of the Plan are amended to read as follows:

              "(a) An Employee who has served as an officer or in another key position at any time during a Performance Year is eligible for selection by the Committee to receive an Award with respect to that Performance Year. No member of the Committee may be selected to receive an Award under the Plan."

              "(c) The Committee may make an Award to an Employee (or the Employee's beneficiary or estate) who has terminated service with the Company prior to the end of a Performance Year, if the Committee determines that such Employee has made an outstanding contribution to the Company during the Performance Year."

4.   Section 5 of the Plan is amended to read as follows:

     "SECTION 5. DETERMINATION OF AWARDS FUND

         (a)     PERFORMANCE CRITERIA

                 (1)    PERFORMANCE COMPARISON

                        As soon as possible following the close of each Performance Year, the Committee shall calculate the following comparisons of the Company with the Comparison Group and rank the Company accordingly:

                        (i) Compare the percentage change in Adjusted Net Income from the prior year.

                        (ii)  Compare Average Reserve Replacement Ratio.

                        (iii) Compare Average ROSE.

                 (2)    RANKING OF PERFORMANCE CRITERIA AND CALCULATION OF FUND

                        (i) Subject to adjustments described under Subsections 5(a)(2)(ii), (iii) and (iv), each Performance Criterion is weighted one-third, with Award Multiples relating to the Company's rank for each measure as follows:

           -------------------------------------------------------
                                                        Award
               RANK                                    MULTIPLE
           -------------------------------------------------------
                 1                                       2.0
                 2                                       2.0
                 3                                       1.5
                 4                                       1.0
                 5                                       1.0
                 6                                       1.0
                 7                                       0.5
                 8                                        0
                 9                                        0
           -------------------------------------------------------

                        (ii) The Total Award Multiple calculated under Subsection 5(a)(2)(i) may be superseded, in the sole discretion of the Committee, by a special adjustment in the following circumstances:

      ------------------------------------------------------------------
           COMPANY RANKING
            ON ALL THREE                             TOTAL AWARD
        PERFORMANCE CRITERIA                          MULTIPLE
      ------------------------------------------------------------------
                 1                                Not to Exceed 3.0
               1 or 2                             Not to Exceed 2.5
      ------------------------------------------------------------------

               (iii) The Award Multiple relating to the Average Reserve Replacement Ratio measure shall be adjusted as follows:

                         (1)   For Average Reserve Replacement Cost Per BOE:


            ------------------------------------------------------------------------
                  Average Reserve
                 Replacement Cost Per                          Adjustment
                        BOE                                    Multiplier
        ----------------------------------------------------------------------------
           (less than)$4.00/BOE                                  1.25
                      $4.00-5.00/BOE                             1.00
        (greater than)$5.00/BOE                                  0.75
        ----------------------------------------------------------------------------

                         (2) If the Company's Average Reserve Replacement Ratio is less than 90 percent, the Award Multiple for this Performance Criterion cannot exceed 1.0, regardless of actual ranking.

                         (3) If the Company's Average Reserve Replacement Ratio is greater than 120 percent, the Award Multiple for this Performance Criterion cannot be less than 1.5, regardless of actual ranking.

                  (iv) The Committee may, in its sole discretion, increase by up to 0.5 the Award Multiple relating to each Performance Criterion for a Performance Year in which the Committee determines there has been a substantial improvement in such Performance Criterion on an absolute basis.

          (b) SALARY GRADE TARGET AWARD PERCENTAGES

              Each Salary Grade among the Employees has a target award which shall be the percentage of Base Salary representing the 50th percentile of annual incentive awards payable by the Comparison Group, as derived annually from market data.

          (c) ADJUSTMENT OF SALARY GRADE TARGET AWARD PERCENTAGES

              The target award percentage determined under Subsection 5(b) to be applicable to a Salary Grade shall be adjusted by multiplying such target award percentage by the total award multiple. Each Salary Grade fund shall be determined by multiplying the adjusted target percentage by the Base Salary of each Employee in that Salary Grade.

          (d) AWARDS FUND

              Subject to any adjustments pursuant to Subsection 5(e), the total fund available for the grant of individual Awards under the Plan shall be the sum of each of the Salary Grade funds determined under Subsection 5(c).

          (e) AWARDS FUND LIMITATION

              In no event may the aggregate dollar amount of Awards granted for a Performance Year exceed two percent of the Company's Adjusted Net Income for such Performance Year. to the extent that the determination of Awards under Subsections 5(a), (b) and (c) would result in an amount exceeding two percent of the Company's Adjusted Net Income, each individual Award shall be reduced proportionately, with the result that the total Awards Fund shall be an amount equal to two percent of Adjusted Net Income.

          (f) INDIVIDUAL AWARD ADJUSTMENTS

              In addition to any adjustments resulting from the application of Subsections 5(a), (c) and/or (e), the Award of a Participant may be increased or decreased from the amount determined under Subsection 5(c), as determined to be appropriate by the Committee based on the individual, group or business unit goals and accomplishments or any other criteria deemed relevant by the Committee. the amount of any reduction may be reallocated to other individuals within the same Salary Grade.

          (g) BASIS FOR CALCULATIONS

              All calculations described in this Section 5 shall be based on the audited financial statements of each of the Comparison Corporations, to the extent these are publicly available, or on the income statement and balance sheet and dividend payments as reported to stockholders, or otherwise publicly available."

5.   Subsection 6(b) of the Plan is amended to read as follows:

         "(b) Prior to the commencement of each Performance Year, prospective Participants shall be afforded the right to elect irrevocably to defer all or a portion of the payment of their Awards for the Performance Year pursuant to the terms and conditions of the Atlantic Richfield Executive Deferral Plan."

6.   Subsection 8(a) of the Plan is amended to read as follows:

         "(a) the company intends to establish a grantor trust to aid in accumulating the amounts necessary to pay any amount awarded to a participant for a performance year, or an award deferred pursuant to section 6 or any interest credited thereon. all awards, and any interest credited thereon, shall be paid from the general funds of the company to the extent not paid from the grantor trust. under no circumstances shall a participant or other person have any interest whatsoever in any particular property or assets of the company as a result of this plan or an award made thereunder."

7.   Section 10 of the Plan is amended to read as follows:

     "Section 10. Effective Date

                  The effective date of the Plan is November 26, 1984."


Executed this 2nd day of October, 1997


ATTEST                                      ATLANTIC RICHFIELD COMPANY


BY: /s/ Donna McGugan                       BY: /s/ John H. Kelly
   --------------------------                  ---------------------------
                                                John H. Kelly
                                                Senior Vice President
                                                Human Resources